CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2024, relating to the financial statements and financial highlights of Hood River Small-Cap Growth Fund and Hood River International Opportunity Fund, each a series of Manager Directed Portfolios, for the year ended June 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Hood River New Opportunities Fund, a series of Manager Directed Portfolios, under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
October 24, 2024